Exhibit 99.1

Finance of America Announces Exchange Offer and Consent Solicitation for Existing 2025 Unsecured Notes

Plano, Texas – September 17, 2024: Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, today announced the commencement by its subsidiary Finance of America Funding LLC (“FOA Funding”) of (i) an exchange offer (the “Exchange Offer”) for any and all of FOA Funding’s outstanding 7.875% Senior Notes due 2025 (the “2025 Unsecured Notes”) for (a) up to $200.0 million aggregate principal amount of 7.875% Senior Secured Notes due 2026 (the “New Senior Secured Notes”), (b) up to $150.0 million aggregate principal amount of 10.000% Exchangeable Senior Secured Notes due 2029 (the “New Exchangeable Notes” and, together with the New Senior Secured Notes, the “New Secured Notes”) and (c) a cash fee equal to 0.25% of the aggregate principal amount of outstanding 2025 Unsecured Notes that are exchanged in the Exchange Offer; and (ii) a consent solicitation (the “Consent Solicitation”) to holders of the 2025 Unsecured Notes in connection with the Exchange Offer.

Holders representing at least 94% of the aggregate outstanding principal amount of the 2025 Unsecured Notes have agreed pursuant to the terms of an exchange offer support agreement dated June 24, 2024 (as amended on September 17, 2024), or otherwise communicated their intent to participate in the Exchange Offer and deliver their consents in the Consent Solicitation.

Simpson Thacher & Bartlett LLP served as counsel and Houlihan Lokey Capital, Inc. served as financial advisor to the Company and its subsidiaries. Sidley Austin LLP served as counsel to the ad hoc group of holders of 2025 Unsecured Notes.

About the Exchange Offer

Subject to the terms and conditions of the Exchange Offer and the Consent Solicitation, eligible holders of 2025 Unsecured Notes will receive (i) for each $1,000 principal amount of 2025 Unsecured Notes validly tendered at or prior to the Expiration Time (as defined below) and accepted for exchange in the Exchange Offer, $1,000.00 principal amount of New Secured Notes, consisting of New Senior Secured Notes and New Exchangeable Notes in such amounts set forth in the table below and (ii) cash consideration equal to $2.50 per $1,000 principal amount of outstanding 2025 Unsecured Notes tendered.

The following table sets forth the total consideration per $1,000 principal amount of 2025 Unsecured Notes validly tendered and accepted for exchange in the Exchange Offer:

			Consideration (which includes consideration for accompanying consents delivered pursuant to the Consent Solicitation)
Title of 2025 Unsecured Exchange Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding	Principal Amount of New Senior Secured Notes Received by Exchanging Holder, per $1,000 (2)	Principal Amount of New Exchangeable Notes Received by Exchanging Holder, per $1,000 (2)	Cash Consideration Received by Exchanging Holder, per $1,000(2)
7.875% Senior Notes due 2025	317386 AA8/ U30385 AA3 / 317386 AB6	$350,000,000	$571.43	$428.57	$2.50

(1)    No representation is made as to the correctness or accuracy of the CUSIP numbers listed here. CUSIPs are provided solely for convenience.
(2)    Consideration in the form of principal amount of the New Secured Notes per $1,000 principal amount of 2025 Unsecured Notes that are validly tendered and accepted for exchange and the consents delivered pursuant to the Consent Solicitation, subject to any rounding principles as described in the Exchange Offer Memorandum and rounded to the nearest tenth for purposes of this presentation, plus cash consideration equal to $2.50 per $1,000 principal amount of outstanding 2025 Unsecured Notes tendered.
The Exchange Offer and the Consent Solicitation will expire at 5:00 p.m., New York City time, on October 25, 2024, unless extended by FOA Funding in its sole discretion (the “Expiration Time”). FOA Funding will exchange any 2025 Unsecured Notes pursuant to the Exchange Offer that have been validly tendered at or prior to the Expiration Time and that are accepted for exchange, subject to all conditions to the Exchange Offer and the Consent Solicitation having been either satisfied or waived by FOA Funding, within five business days following the Expiration Time or as promptly as practicable thereafter (the “Settlement Date”). There are no withdrawal or revocation rights in connection with the Exchange Offer and Consent Solicitation.

FOA Funding will not receive any cash proceeds from the issuance of the New Secured Notes in exchange for the 2025 Unsecured Notes. The 2025 Unsecured Notes that are validly tendered and accepted for exchange in the Exchange Offer will be retired and cancelled.

The Exchange Offer and the Consent Solicitation are conditioned upon the satisfaction or waiver of the conditions set forth in the Exchange Offer Memorandum and Consent Solicitation Statement dated September 17, 2024 (the “Exchange Offer Memorandum”). Such conditions include, among other things, receipt of the Requisite Consents (as defined in the Exchange Offer Memorandum). FOA Funding reserves the right, in its sole discretion, subject to applicable law, (i) to waive any and all conditions of the Exchange Offer or the Consent Solicitation at or prior to the Expiration Time with respect to the Exchange Offer or the Consent Solicitation and (ii) to individually amend, extend, terminate or withdraw each of the Exchange Offer and the Consent Solicitation, subject to certain conditions, at any time and without amending, extending, terminating or withdrawing the other.

FOA Funding is making the Exchange Offer and the Consent Solicitation only to eligible holders of the 2025 Unsecured Notes through, and pursuant to, the terms of the Exchange Offer Memorandum. None of

FOA Funding, the trustee of the 2025 Unsecured Notes, the trustee with respect to the New Secured Notes, the Exchange Agent and Information Agent (each as defined below) or any affiliate of any of them, makes any recommendation as to whether eligible holders of 2025 Unsecured Notes should exchange their 2025 Unsecured Notes for New Secured Notes and deliver consents in the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Eligible holders of 2025 Unsecured Notes should read carefully the Exchange Offer Memorandum before making a decision to participate in the Exchange Offer and the Consent Solicitation. In addition, eligible holders of 2025 Unsecured Notes must make their own decisions as to whether to tender their 2025 Unsecured Notes in the Exchange Offer and provide the consent in the related Consent Solicitation.

Only eligible holders of 2025 Unsecured Notes may receive a copy of the Exchange Offer Memorandum and participate in the Exchange Offer and the Consent Solicitation. The Exchange and Information Agent is Kroll Issuer Services (US) (“Kroll” or the “Exchange Agent” and the “Information Agent”). Detailed instructions regarding how eligible holders of 2025 Unsecured Notes can tender existing 2025 Unsecured Notes and deliver consents with respect to the Consent Solicitation are set forth in the Exchange Offer Memorandum. Questions concerning the Exchange Offer or Consent Solicitation or requests for additional copies of the Exchange Offer Memorandum or other related documents may be directed to Kroll at FinanceofAmerFDGExchange@is.kroll.com. Eligible holders of 2025 Unsecured Notes should also consult their broker, dealer, commercial bank, trust company or other institution for assistance concerning the Exchange Offer and the Consent Solicitation.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Exchange Offer is being made, and the New Secured Notes are being offered and issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to (i) in the United States to holders of 2025 Unsecured Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to holders of 2025 Unsecured Notes who are persons other than U.S. persons. The holders of 2025 Unsecured Notes who have certified to us that they are eligible to participate in the Exchange Offer are referred to as “eligible holders.”

About Finance of America

Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to the transactions described above, including the Company’s ability to complete the transactions described above on commercially acceptable terms, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of the transactions described above. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effect of each such new factor on its business. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements, or the Company’s objectives and plans will be achieved. Please refer to “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024, for further information on these and other risk factors affecting the Company, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Contacts

For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com